Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of WES Consulting, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Louis S. Friedman, Chief Executive Officer (Principal Executive Officer) of WES Consulting, Inc., hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 14, 2010	/s/ Louis S. Friedman
Louis S. Friedman
Chief Executive Officer (Principal Executive Officer) of WES Consulting, Inc.